UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2008

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) L. Phillip Humann, Chairman of the Board, announced his intention to retire from our Board of Directors following the expiration of his current term as director. Mr. Humann’s term will expire immediately following the annual meeting of SunTrust shareholders, which will be held on April 29, 2008.

(e) On February 12, 2008, the Board of Directors amended the SunTrust Banks, Inc. 2004 Stock Plan (the “Plan”). Except for certain amendments which require shareholder approval to become effective, the amendments were effective on February 12, 2008.

Most of the amendments address technical matters, such as how certain types of grants affect the number of shares which remain available for grant under the Plan, and certain conditions required of different types of grants. The Board amended Section 3.2, “Source of Shares,” to exclude stock-settled stock appreciation right shares tendered in payment of the exercise price of an award from becoming available for future issuance. Similarly, the Plan now requires SunTrust to reduce the number of shares available for grant by the gross number of stock appreciation rights granted, without regard to the number of shares of stock issued or delivered in connection with such exercise or settlement. The Board amended Section 7.4(a), “Option Price,” to expand and tighten the existing restriction on stock option re-pricings to meet enhanced corporate governance guidelines. The Board amended Section 7.6, “Non-transferability,” to expand and tighten existing restrictions on transfers of stock options to make clear that in no case may an employee transfer a stock option for value. The Board amended Section 4(b), “Stock Appreciation Rights,” to require a maximum term of 10 years for stock appreciation rights, consistent with the maximum term for stock options. Finally, as amended, the Plan provides default minimum vesting provisions of three years for time-based awards and one year for performance-based awards, except in certain situations where the Compensation Committee determines that a shorter period of service better serves the interests of SunTrust.

The amendments also (1) increase the total number of shares available for grant under the plan by 5 million shares, from 14 million shares to 19 million shares, and (2) correspondingly increase the number of shares that may be granted in the form of restricted stock or restricted stock units by 5 million shares, from 2.8 million to 7.8 million shares. Both of these amendments are subject to shareholder approval and will not become effective unless and until approved by SunTrust’s shareholders. SunTrust intends to present the amendments for approval at its annual meeting of shareholders to be held on April 29, 2008.

Item 7.01	Regulation FD Disclosure.

On February 15, 2008, SunTrust Banks, Inc. issued a news release. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	SunTrust Banks, Inc. 2004 Stock Plan, as amended and restated through February 12, 2008.

99.1	News release dated February 15, 2008 (furnished with the Commission as a part of this Current Report on Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: February 15, 2008.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Associate General Counsel and Group Vice President